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                              THE MACERICH COMPANY

                    AMENDED AND RESTATED 1994 INCENTIVE PLAN

                      (AS AMENDED EFFECTIVE APRIL 8, 1997)

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                               TABLE OF CONTENTS

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I.   THE PLAN..................................................    1
     1.1  Purpose..............................................    1
     1.2  Administration and Authorization; Power and
          Procedure............................................    1
     1.3  Participation........................................    3
     1.4  Shares Available for Awards..........................    3
     1.5  Grant of Awards......................................    4
     1.6  Award Period.........................................    4
     1.7  Limitations on Exercise and Vesting of Awards........    4
     1.8  Notes to Finance Exercise or Purchase................    5
     1.9  No Transferability of Awards.........................    6

II.  EMPLOYEE OPTIONS..........................................    6
     2.1  Grants...............................................    6
     2.2  Option Price.........................................    7
     2.3  Limitations on Grant and Terms of Incentive Stock
          Options..............................................    7
     2.4  Limits on 10% Holders................................    8
     2.5  Award Changes/Limits on Repricing....................    8
     2.6  Limitation on Exercise of Option Award...............    9

III. STOCK APPRECIATION RIGHTS.................................    9
     3.1  Grants...............................................    9
     3.2  Exercise of Stock Appreciation Rights................    9
     3.3  Payment..............................................   10

IV.  RESTRICTED STOCK AWARDS...................................   11
     4.1  Grants...............................................   11
     4.2  Restrictions.........................................   11
     4.3  Return to the Corporation............................   12

V.   STOCK BONUSES, OTHER CASH OR STOCK PERFORMANCE-BASED
     AWARDS, STOCK UNITS AND DIVIDEND EQUIVALENT RIGHTS........   12
     5.1  Grants of Stock Bonuses..............................   12
     5.2  Other Performance-Based Awards.......................   12
     5.3  Stock Units..........................................   14
     5.4  Dividend Equivalent Rights...........................   15

VI.  OTHER PROVISIONS..........................................   15
     6.1  Rights of Eligible Persons, Participants and
          Beneficiaries........................................   15
     6.2  Adjustments; Early Termination.......................   16
     6.3  Termination of Employment; Termination of
          Subsidiary Status....................................   17
     6.4  Compliance With Laws.................................   19
     6.5  Tax Withholding......................................   20
     6.6  Plan Amendment, Termination and Suspension...........   20

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     6.7  Privileges of Stock Ownership........................   21
     6.8  Effective Date of This Plan..........................   21
     6.9  Term of This Plan....................................   21
     6.10 Governing Law/Construction/Severability..............   21
     6.11 Captions.............................................   22
     6.12 Non-Exclusivity of Plan..............................   22

VII. DEFINITIONS...............................................   22
     7.1  Definitions..........................................   22
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                             THE MACERICH COMPANY

                             1994 INCENTIVE PLAN

                    (AS AMENDED EFFECTIVE APRIL 8, 1997)

I.    THE PLAN.

      1.1  PURPOSE.

           The purpose of this Plan is to promote the success of the Company and the interests of its stockholders by providing an additional means through the grant of Awards to attract, motivate, retain and reward employees, including officers, by providing them long-term incentives to improve the financial performance of the Company. "Corporation" means The Macerich Company, a Maryland corporation, and its successors, and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article VII.

      1.2  ADMINISTRATION AND AUTHORIZATION; POWER AND PROCEDURE.

           (a) COMMITTEE. This Plan shall be administered by and all Awards to Eligible Persons shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members. Where the Committee authorizes the issuance of shares for consideration other than money, the Committee shall adopt a resolution which fairly describes such consideration and states (i) its actual value as determined by the Committee; or (ii) that the Committee has determined that the actual value is or will be not less than a certain sum.

           (b) PLAN AWARDS; INTERPRETATION; POWERS OF COMMITTEE. Subject to the express provisions of this Plan, the Committee shall have the authority:

           (i) to determine the particular Eligible Persons who will receive Awards;

          (ii) to grant, directly or indirectly through its Subsidiaries, Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed

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      exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

         (iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);

          (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

           (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Persons, subject to any required consent under Section 6.6;

          (vi) to accelerate the exercisability or the vesting of any Awards under such circumstances as the Committee shall determine, including a Change in Control Event, or to extend the exercisability or extend the term of any or all such outstanding Awards within the term limits on Awards under Section 1.6; and

         (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

           (c) BINDING DETERMINATIONS. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

           (d) RELIANCE ON EXPERTS. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

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           (e)  DELEGATION.  The Committee may delegate ministerial,
non-discretionary functions to individuals who are officers or employees of the Company.

      1.3  PARTICIPATION.

           Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine subject to the limitations otherwise provided in this Plan.

      1.4  SHARES AVAILABLE FOR AWARDS; SHARE LIMITS.

           Subject to the provisions of Section 6.2, the stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The shares may be delivered for any lawful consideration, but not for less than the minimum lawful consideration under applicable state law.

           (a) NUMBER OF SHARES. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan shall not exceed 2,550,000 shares, plus 9.9% of any increase in the total outstanding shares of the Company after March 31, 1997 (other than an increase as a result of the issuance of shares under this Plan), subject to adjustments contemplated by Section 6.2. The Plan share limit may not contract if shares are reacquired by the Company after an increase has been made, but neither shall the limit increase if the reacquired shares are reissued.

           (b) CALCULATION OF AVAILABLE SHARES AND REPLENISHMENT. Shares subject to outstanding Awards shall be reserved for issuance. If any Option or other right to acquire shares of Common Stock under or receive cash or shares in respect of an Award shall expire or be cancelled or terminated without having been exercised or paid in full, or any Common Stock subject to a Restricted Stock Award or other Award shall not vest or be delivered, the unpurchased, unvested or undelivered shares of Common Stock subject thereto shall again be available for the purposes of this Plan, subject only to any applicable limitations for the preservation of deductibility under Section 162(m) of the Code.

           (c) PROVISIONS FOR CERTAIN STOCK-BASED CASH AWARDS. The number of stock-related Awards actually paid in cash shall be determined by reference to the number of shares by which the value or price of the Award is measured and shall not, together with the aggregate number of shares theretofore delivered and shares subject to then outstanding Awards payable in shares (or alternatively payable in cash or shares) under this Plan, exceed

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the aggregate or applicable individual limits of Section 1.4, subject to adjustments under this Section 1.4 and Section 6.2.

           (d) ISO LIMIT. The maximum number of shares of Common Stock that may be issued under Incentive Stock Options under the Plan shall not exceed 1,950,000 shares.

           (e) INDIVIDUAL LIMITS. Notwithstanding anything contained herein to the contrary, the aggregate number of shares of Common Stock subject to Options and Stock Appreciation Rights ("SARs") granted during any calendar year to any individual shall be limited to 300,000, and the maximum individual limit on the number of shares in the aggregate subject to all stock-related Awards under this Plan granted during any calendar year shall be 500,000, subject to adjustments under Section 6.2.

           (f) DIRECTOR LIMITS. The maximum number of shares that may be issued under Awards under this Plan that are granted to any director who is not as of the applicable date or dates of grant an employee or officer shall be 50,000, subject to adjustments under Section 6.2. Any Award issued to a member of the Committee shall be subject to approval or ratification by the Board.

      1.5  GRANT OF AWARDS.

           Subject to the express provisions of this Plan, the Committee shall determine those individuals who are Eligible Persons, the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and the other terms of the Award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. Each Award shall be subject to the terms and conditions set forth in this Plan and such other terms and conditions established by the Committee as are not inconsistent with the specific provisions of this Plan.

      1.6  AWARD PERIOD.

           Any Option, SAR, warrant or similar right shall expire and any other Award shall either vest or be forfeited not more than 10 years after the date of grant; provided, however, that any payment of cash or delivery of stock pursuant to an Award may be delayed until a future date if specifically authorized by the Committee in writing.

      1.7  LIMITATIONS ON EXERCISE AND VESTING OF AWARDS.

           (a) PROVISIONS FOR EXERCISE. Unless the Committee otherwise provides, once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award. Unless the Committee otherwise provides, Options shall

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first become exercisable in three equal annual installments, commencing on the first anniversary of the Award Date.

           (b) PROCEDURE. Any exercisable Award shall be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with
Section 2.2.

           (c) FRACTIONAL SHARES/MINIMUM ISSUE. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

      1.8  NOTES TO FINANCE EXERCISE OR PURCHASE.

           If the Committee, in its sole discretion approves, and subject to
Section 6.4, the Corporation may accept one or more notes from any Eligible Person (i) in connection with the exercise, receipt or vesting of any outstanding Award or (ii) in such other circumstances to facilitate the purchase of stock by an eligible employee or officer as the Committee determines to be reasonably expected to benefit the Corporation; provided that any such note shall be subject to the following terms and conditions:

           (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under this Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

           (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed ten(10) years.

           (c) The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Committee but not less than the interest rate necessary to avoid the imputation of interest under the Code.

           (d) The unpaid principal balance of the note shall become due and payable on the 10th business day after Termination of Employment of the Participant; provided, however, that if a sale of the shares financed by the note would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability, assuming for these purposes that there are no other transactions

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(or deemed transactions) in securities of this Corporation by the Participant subsequent to such termination.

           (e) In the case of a note issued other than in connection with the receipt, exercise or vesting of another Award or in any case if required by the Committee or by applicable law, (i) the note shall be secured by a pledge of any shares or rights financed thereby (and such other collateral as may be required by the Committee), and (ii) the maximum principal amount of the note may not exceed $1,000,000.

           (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

      1.9  NO TRANSFERABILITY OF AWARDS; LIMITED EXCEPTIONS.

           Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to (or registered only in the name of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Disability, the Participant's Personal Representative, if any, or if there is none, the Participant, or, (except in the case of Incentive Stock Options) to the extent expressly permitted by the Committee and applicable law to such persons and pursuant to such conditions and procedures as the Committee may establish. Other than by will or the laws of descent and distribution or (except in the case of Incentive Stock Options) as the Committee may otherwise expressly permit, no right or benefit under this Plan or any Award (other than shares issued without further restrictions) shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation) and any such attempted action shall be void. The Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited by the preceding sentences and shall pay or deliver such cash or shares of Common Stock in accordance with the provisions of this Plan. The designation of a Beneficiary for purposes hereof shall not constitute a transfer for these purposes.

II.  EMPLOYEE OPTIONS.

      2.1  GRANTS.

           One or more Options may be granted under this Article to any Eligible Person. Each Option granted shall be designated by the Committee in the applicable Award Agreement as either a Nonqualified Stock Option or an Incentive Stock Option. Notwithstanding anything contained herein to the contrary,

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Incentive Stock Options may be granted only to Eligible Persons who are employed by the Corporation or a corporation which is either a direct Subsidiary of the Corporation or an indirect Subsidiary through an unbroken chain of corporations.

      2.2  OPTION PRICE.

           (a) PRICING LIMITS. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, PROVIDED that such price shall be no less than 100% (110% in the case of an Incentive Stock Option granted to a Participant described in
Section 2.4) of the Fair Market Value of the Common Stock on the date of grant. The base price of each stock appreciation right shall be determined by the Committee at the time of the Award. The base price of an SAR granted after the grant of an Option may be less than the Fair Market Value of Common Stock at the date of grant of the SAR, but if so, may not be less than the Option exercise price.

           (b) PAYMENT PROVISIONS. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by certified or cashier's check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of
Section 1.8; or (iv) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares, and any shares delivered which were initially acquired upon exercise of a share option must have been owned by the Participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise. In addition to the payment methods described above, the Committee may provide that the Option can be exercised and payment made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation the amount of sale proceeds necessary to pay the exercise price and, unless otherwise allowed by the Committee, any applicable tax withholding under Section 6.5. The Corporation shall not be obligated to deliver certificates for the shares unless and until it receives full payment of the exercise price therefor and any related withholding obligations have been satisfied.

      2.3  LIMITATIONS ON GRANT AND TERMS OF INCENTIVE STOCK OPTIONS.

           (a)  $100,000 LIMIT.  To the extent that the aggregate

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Fair Market Value of stock with respect to which Incentive Stock Options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to incentive stock options (as defined in Section 422 of the Code) under this Plan and stock subject to incentive stock options under all other plans of the Corporation or its Subsidiaries, if any, such options shall be treated as Nonqualified Stock Options. For this purpose, the Fair Market Value of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

           (b) OPTION PERIOD. Each Option and all rights thereunder shall expire no later than 10 years after the Award Date.

           (c) OTHER CODE LIMITS. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

      2.4  LIMITS ON 10% HOLDERS.

           No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or a Subsidiary, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

      2.5  AWARD CHANGES/LIMITS ON REPRICING.

           Subject to Section 1.4, Section 6.2 and Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the vesting schedule, the number of shares subject to, the restrictions upon or the term of, an Award granted under this Article, by amendment, by substitution, by waiver or by other legally valid means. Subject to Section 1.4, Section 6.2 and Section
6.6 and the specific limitations on Awards contained in this Plan, such amendment or other action may, among other changes, provide for a greater or lesser number of shares subject

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to the Award, or provide for a longer or shorter vesting or exercise period.
Subject to Section 6.2 and Section 6.3 and the specific limitations on Awards contained in this Plan, the Committee also may reduce the exercise or purchase price of any or all outstanding Awards as deemed appropriate by the Committee, provided that the Committee does not reduce the exercise price of any Option or related SAR to a price below the Fair Market Value of the Option on the date of its grant.

      2.6  LIMITATION ON EXERCISE OF OPTION AWARD.

           No Participant may receive Common Stock upon exercise of an Option to the extent that it will cause such person to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit.

           In the event that a Participant exercises any portion of an Option (by tendering the exercise price to the Corporation) which upon delivery of the Common Stock would cause the holder of the Option to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit, the Corporation shall have the right to deliver to the Participant, in lieu of Common Stock, a check or cash in the amount equal to the Fair Market Value of the Common Stock otherwise deliverable on the date of exercise (minus any amounts withheld pursuant to Section 6.5).

III. STOCK APPRECIATION RIGHTS.

      3.1  GRANTS.

           In its discretion, the Committee may grant to any Eligible Person SARs concurrently with the grant of Options or thereafter, including in the circumstances of a Change in Control Event, on such terms as set forth by the Committee in the Award Agreement for such Option or such SARs. Unless the Committee with the consent of the Participant otherwise determines, any SAR granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder.

      3.2  EXERCISE OF STOCK APPRECIATION RIGHTS.

           (a) EXERCISABILITY. Unless the Award Agreement or the Committee otherwise provides, a SAR shall be exercisable at such time or times, and to the extent, that the related Option shall be exercisable and only when the Fair Market Value of the stock subject to the related Option exceeds the Option price of the related Option.

           (b) EFFECT ON AVAILABLE SHARES. To the extent that a SAR is exercised, the number of shares of Common Stock subject to

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the related Option shall be charged against the maximum amount of Common
Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the SAR and the related Option of the Participant shall also be reduced by such number of shares.

           (c) NON-PROPORTIONATE REDUCTION. If a SAR extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised SAR shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less then the remaining number of shares subject to such SAR, unless the Committee otherwise provides.

      3.3  PAYMENT.

           (a) AMOUNT. Unless the Committee otherwise provides, upon exercise of a SAR and surrender of an exercisable portion of any related Option to the extent required by Section 3.2, the Participant shall be entitled to receive, subject to Section 6.5, payment of an amount determined by multiplying

           (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the SAR, by

           (ii) the number of shares with respect to which the SAR shall have been exercised.

If an SAR is granted as a Performance Based Award under Section 5.2 without reference to any performance criterion other than stock price appreciation, the base price shall be not less than the Fair Market Value at date of grant.

           (b) FORM OF PAYMENT. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the SAR), or partly in such shares and partly in cash, PROVIDED that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose. Notwithstanding anything contained herein to the contrary, no Participant may receive Common Stock upon the exercise of a SAR to the extent it will cause such person to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit. In the event that a Participant exercises any portion of a SAR which upon delivery of Common Stock would cause such Participant to Beneficially or Constructively Own Equity Shares in excess of the Ownership

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Limit, the Corporation shall have the right, notwithstanding any election granted to the Participant by the Committee, to deliver a check or cash to the Participant.

IV.  RESTRICTED STOCK AWARDS.

      4.1  GRANTS.

           Subject to the Restricted Stock limits set forth in Section 4.2(e), the Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person based upon such factors (which in the case of any Award to a Section 16 Person shall include but not be limited to the contributions, responsibilities and other compensation of the person) as the Committee shall deem relevant in light of the specific terms of the Award. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the restrictions imposed on such shares and the conditions of release or lapse of such restrictions, which may include performance criteria, continued employment for a specified period of time and/or other factors. Such restrictions shall not lapse earlier than one year after the Award Date, except as set forth in Section 6.2 and Section 6.3 and to the extent the Committee may otherwise provide. Shares of Restricted Stock may be issued in the form of book entries or stock certificates, each registered in the name of the Participant ("Restricted Shares"). Stock certificates or book entry records evidencing shares of Restricted Stock pending the lapse of the restrictions shall bear an appropriate reference to the restrictions imposed hereunder. Restricted Shares shall be held (if in certificate form) and restricted as to transfer until the restrictions have lapsed and such shares have vested in accordance with the provisions of the Award Agreement and this Plan. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

      4.2  RESTRICTIONS.

           (a) PERFORMANCE VESTING. The vesting of shares pursuant to a Restricted Stock Award may be based solely upon the continued employment for a specific period of time or the degree of attainment, over a specified period as may be established by the Committee, of such measure(s) of the performance of the Company (or any part thereof) or the Participant's performance, or upon any combination thereof, as may be established by the Committee. Performance-based or accelerating Restricted Stock Awards may also be granted under Section 5.2.

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           (b)  PRE-VESTING RESTRAINTS.  Except as provided in and subject to the provisions of Sections 4.1 and 1.9, Restricted Shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until such shares have vested.

           (c) DIVIDEND AND VOTING RIGHTS. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that all such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

           (d) CASH PAYMENTS. If the Participant shall have paid cash in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

      4.3  RETURN TO THE CORPORATION.

           Unless the Committee otherwise expressly provides, Restricted Shares that are subject to restrictions at the time of Termination of Employment or are subject to other conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation in such manner and on such terms as the Committee shall therein provide.

V. STOCK BONUSES, OTHER CASH OR STOCK PERFORMANCE-BASED AWARDS, STOCK UNITS AND DIVIDEND EQUIVALENT RIGHTS.

      5.1  GRANTS OF STOCK BONUSES.

           The Committee may grant a Stock Bonus to any Eligible Person to reward exceptional or special services, contributions or achievements in the manner and on such terms and conditions (including any restrictions on such shares) as determined from time to time by the Committee. The number of shares so awarded shall be determined by the Committee; provided, however, in no case may a Stock Bonus be granted to the extent that it will cause an Eligible Person to Beneficially or Constructively Own Equity Shares in excess of the Ownership Limit. The Award may be granted independently or in lieu of a cash bonus.

      5.2  OTHER PERFORMANCE-BASED AWARDS.

           (a) GENERAL PROVISIONS. Without limiting the generality of the foregoing, and in addition to qualifying awards granted under other provisions of this Plan (i.e. Options or SARs granted with an exercise price not less than Fair Market Value at the applicable date of grant for Section 162(m) purposes to Eligible Persons who are either salaried employees or officers ("ELIGIBLE EMPLOYEES") ("Presumptively Qualifying Awards")), the Committee may authorize and grant to any Eligible Employee, other cash or stock-related performance-based awards, including "performance-based" awards within the meaning of Section 162(m) of the Code ("PERFORMANCE-BASED AWARDS"), whether in the form of restricted stock, stock appreciation rights, performance stock, phantom stock, stock units, Dividend Equivalent Rights ("DERs"), or other rights, whether or not related to stock values or appreciation, and whether payable in cash, Common Stock or a combination thereof. If the Award (other than a Presumptively Qualifying Award) is intended as performance-based compensation under Section 162(m) of the Code, the vesting or payment thereof will depend on the performance of the Company on a consolidated, Subsidiary, segment, or division basis with reference to performance goals relative to one or more of the following business criteria (the "criterion"): funds from operations, EBITDA, stock appreciation, total stockholder return, occupancy gains, and overall square footage growth, each as defined in Exhibit A. These terms otherwise are used as applied under generally accepted accounting principles and in the Company's financial reporting. To qualify Awards as performance-based under
Section 162(m), the applicable business criteria and specific performance goal or goals ("targets") must be established and approved by the Committee during the first 90 days of the year (or before one-quarter of the performance measurement period has elapsed, if such period exceeds one year) and while the performance relating to such targets remains substantially uncertain within the meaning thereof. The applicable performance measurement period may be not less than one nor (except as provided in Section 1.6) more than 10 years.

           (b) MAXIMUM AWARD. Grants or awards under this Section 5.2 may be paid in cash or stock or any combination thereof. In no event shall grants of stock-related Awards made in any calendar year to any Eligible Employee under this Plan relate to more than 500,000 shares. In no event shall grants to any Eligible Employee under this Plan of Awards payable only in cash and not related to stock provide for payment of more than (x) the lesser of 200% of base salary as of the beginning of the applicable performance period or $600,000, times (y) the applicable number of years (not more than 10) to which the Awards relate in the performance periods.

           (c) COMMITTEE CERTIFICATION. Except as otherwise permitted to qualify as performance-based compensation under Section 162(m), before any Performance-Based Award under this Section 5.2 is paid, the Committee must certify that the performance standard, target(s), and the other material terms of the Performance-Based Award were in fact satisfied.

           (d) TERMS AND CONDITIONS OF AWARDS. The Committee will have discretion to determine the restrictions or other limitations of the individual Awards under this Section 5.2, including the authority to reduce Awards, to determine payout schedules and the extent of vesting or to pay no Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise. The Committee may provide that in the event a Participant terminates employment or service for any one or more reason during a Plan Year, the Participant shall forfeit all rights to any Award for the Plan Year.

           (e) ADJUSTMENTS FOR MATERIAL CHANGES. Performance goals or other features of an Award may provide that they (a) shall be adjusted to reflect a change in corporate capitalization, a corporate transaction (such as a reorganization, combination, separation, or merger) or a complete or partial corporate liquidation, or (b) shall be calculated either without regard for or to reflect any change in accounting policies or practices affecting the Company and/or the business criteria or performance goals or targets, or (c) shall be adjusted for any other circumstance or event, but only to the extent in each case that such adjustment or determination in respect of Performance-Based Awards would be consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

           (f) SECTION 162(m) CONSIDERATIONS. Options or SARs granted under this Plan at an exercise price not less than Fair Market Value at the applicable date of grant, and (except to the extent an Award becomes vested or payable as a result of a Change in Control Event) other Qualified Performance-Based Awards granted under this Section 5.2, shall be interpreted in a manner consistent with the requirements of Section 162(m) to qualify as performance-based compensation.

      5.3  STOCK UNITS.

           (a) GRANTS. Subject to Section 5.3(d) and such rules and procedures as the Committee may establish from time to time, the Committee may, in its discretion, authorize Stock Unit Awards and permit an Eligible Person to elect to defer or receive in Stock Units all or a portion of the compensation the Eligible Person could otherwise elect to defer under any other Company plan, or in respect of any Award hereunder, or may grant Awards in the form of Stock Units in lieu of or in addition to any other Award under this Plan. The specific terms, conditions and provisions relating to each Stock Unit Award or election, including the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the Participant's Award Agreement in respect thereof.

           (b) OTHER PROVISIONS. The Committee shall determine, among other terms of a Stock Unit Award, the form of payment of Stock Units, whether in cash, Common Stock, or other consideration (including any other Award) or any combination thereof, and the applicable vesting and payout provisions of the Award. The Committee in the Award Agreement may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose.

           (c) STOCK UNITS. Each Award Agreement for an Award of Stock Units shall include the applicable benefit distribution and termination provisions, which may include elective features, for such Award and shall specify the form of payment.

           (d) LIMIT ON CERTAIN STOCK UNIT AWARDS. Notwithstanding anything contained herein to the contrary, any Stock Unit Award or Stock Unit Awards which individually or in the aggregate would constitute an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA")) shall be made only to Eligible Persons who are members of "a select group of management or highly compensated employees" (as provided in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA) of the Company.

           5.4 DIVIDEND EQUIVALENT RIGHTS. In its discretion, the Committee may grant to any Eligible Person DERs concurrently with the grant of any Option, Restricted Stock, Stock Unit or other stock-based Award, on such terms as set forth by the Committee in the Award Agreement. DERs shall be based on all or part of the amount of dividends declared on shares of Common Stock and shall be credited as of dividend payment dates, during the period between the date of grant (or such later date as the Committee may set) and the date the stock-based Award is exercised or expires (or such earlier date as the Committee may set), as determined by the Committee. DERs shall be payable in cash or shares, or (to the extent permitted by law) may be subject to such conditions, not inconsistent with Section 162(m) (in the case of Options or SARs, or other Awards intended to satisfy its conditions with respect to deductibility), as may be determined by the Committee.

VI.   OTHER PROVISIONS.

      6.1  RIGHTS OF ELIGIBLE PERSONS, PARTICIPANTS AND BENEFICIARIES.

           (a) EMPLOYMENT STATUS. Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.

           (b) NO EMPLOYMENT CONTRACT. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Person or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

           (c) PLAN NOT FUNDED. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4(b)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

      6.2  ADJUSTMENTS; EARLY TERMINATION.

           (a) ADJUSTMENTS. If the outstanding shares of Common Stock are changed into or exchanged for cash, other property or a different number or kind of shares or securities of the Corporation, or if additional shares or new or different securities are distributed with respect to the outstanding shares of Common Stock, through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation, dividend or distribution of cash or property to the stockholders of the Corporation, or if there shall occur any other extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Corporation as an entirety which in the judgment of the Committee materially affects the Common Stock, then the Committee shall, in such manner and to such extent (if any) as it deems appropriate and equitable, (i) proportionately adjust any or all of (1) the number and kind of shares or other consideration that is subject to or may be delivered under this Plan and pursuant to outstanding Awards,
(2) any performance standards appropriate to any outstanding Awards, and/or (3) the consideration payable with respect to Awards granted prior to any such change and the price, if any, paid in connection with Restricted Stock Awards; or (ii) in the case of an extraordinary dividend or other distribution, merger, reorganization, consolidation, combination, sale of assets, split up, exchange or spin off, make provision for a cash payment or for the substitution or exchange of (1) any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, for (2) cash, property and/or other securities, based upon the distribution or consideration payable to holders of the Common Stock of the Corporation upon or in respect of such event; provided, however, in each case, that with respect to awards of Incentive Stock Options, no such adjustment shall be made without the consent of the holder which would cause this Plan to violate Section 422 or 424(a) of the Code or any successor provisions thereto. Corresponding adjustments shall be made with respect to SARs based upon the adjustment made to the Options to which they relate.

           (b) POSSIBLE EARLY TERMINATION OF AWARDS. If any Award or other right to acquire Common Stock has not been exercised or has not become vested or exercisable prior to (i) a dissolution of the Corporation or (ii) a reorganization event described in Section 6.2(a) that the Corporation does not survive and no provision has been made for the substitution, exchange or other settlement of such Award, such Award shall thereupon terminate.

           (c) LIMITATION ON AWARD ADJUSTMENTS. To the extent required in the case of an Award intended as a Performance-Based Award for purposes of
Section 162(m), the Committee shall have no discretion (i) to increase the amount of compensation or the number of shares that would otherwise be due upon the attainment of the applicable performance goal or the exercise of the option or SAR or (ii) to waive the achievement of any applicable performance goal as a condition to receiving a benefit or right under an Award.

      6.3  TERMINATION OF EMPLOYMENT; TERMINATION OF SUBSIDIARY STATUS.

           Any Award to the extent not exercised shall terminate and become null and void upon a Termination of Employment of the Participant, except as set forth in subsections (a) through (e) below or as otherwise expressly provided by the Committee. Notwithstanding anything contained in this Section to the contrary, all Awards shall be subject to earlier termination pursuant to or as contemplated by Section 1.6 and Section 6.2 of this Plan. Unless the Committee otherwise provides, any and all rights to an Award, to the extent not exercised or vested, shall expire immediately upon a Termination of Employment of the

Participant for cause, of which the Committee (in the case of any dispute about cause) shall be the sole judge.

           (a) NONQUALIFIED STOCK OPTIONS. Unless the Committee otherwise expressly provides in the Award Agreement:

                (i) If the Participant's employment by the Company terminates by reason other than death, Disability or cause, or by reason of a Subsidiary ceasing to be a Subsidiary, then the Participant shall have three months after the date of Termination of Employment to exercise any Nonqualified Stock Option to the extent that it was exercisable on such date;

                (ii) If the Participant's employment by the Company terminates by reason of a Disability, or if Participant suffers a Disability within three months of a Termination of Employment under subsection (i) above, then the Participant or Participant's Personal Representative, as the case may be, shall have twelve months after the date of Disability (or, if earlier, Termination of Employment) to exercise any Nonqualified Stock Option to the extent that it was exercisable on such date; and

                (iii) If the Participant dies while in the employ of the Company, or within three months after a Termination of Employment under subsection (i) or (ii) above, then the Participant's Beneficiary may exercise, at any time within twelve months after the Participant's Termination of Employment, any Nonqualified Stock Option to the extent that it was exercisable on the date of the Participant's Termination of Employment);

PROVIDED, HOWEVER, that in no event shall the Option be exercised after the expiration of its term or its earlier termination under any other provisions of the Plan.

           (b) INCENTIVE STOCK OPTIONS. Unless the Committee otherwise expressly provides in the Award Agreement:

                (i) If the Participant's employment by the Company terminates by reason other than death, Disability or cause, or by reason of a Subsidiary ceasing to be a Subsidiary, then the Participant shall have three months after the date of Termination of Employment to exercise any Incentive Stock Option to the extent that it was exercisable on such date;

                (ii) If the Participant's employment by the Company terminates by reason of a Disability, or if Participant suffers a Disability within three months of a Termination of Employment under subsection (i) above, then the Participant or Participant's Personal Representative, as the case may be, shall have twelve months after the date of Disability (or, if earlier, Termination of Employment) to exercise any Incentive Stock Option to the extent that it was exercisable on such date; and

                (iii) If the Participant dies while in the employ of the Company, or within three months after a Termination of Employment under subsection (i) or (ii) above, then the Participant's Beneficiary may exercise, at any time within twelve months after the Participant's Termination of Employment, any Incentive Stock Option to the extent that it was exercisable on the date of the Participant's Termination of Employment);

PROVIDED, HOWEVER, that in no event shall the Option be exercised after the expiration of its term or its earlier termination under other provision of this Plan.

           (c) STOCK APPRECIATION RIGHTS. Each SAR shall have the same termination provisions and exercisability periods as the Option to which it relates. The exercisability period of a SAR shall not exceed that provided in the related Award Agreement, and the SAR shall expire at the end of such exercisability period.

           (d) OTHER AWARDS. The Committee shall establish in respect of each other Award granted hereunder the Participant's rights and benefits (if any) in the event of a Termination of Employment and in so doing may make distinctions based upon, among other factions, the cause of termination and the nature of the Award.

           (e) EXTENSION OF EXERCISE. Notwithstanding the foregoing provisions but subject to Section 6.2, in the event of, or in anticipation of, a Termination of Employment with the Company, the Committee may, in its discretion, increase the portion of the Award available to the Participant (or Participant's Beneficiary or Personal Representative, as the case may be) or extend the exercisability period upon such terms as the Committee shall determine.

      6.4  COMPLIANCE WITH LAWS.

           This Plan, the granting and vesting of Awards under this Plan and the offer, issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, agency or any regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

      6.5  TAX WITHHOLDING.

           Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or the Participant's Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such transaction or (ii) deduct from any amount payable the amount of any taxes which the Company may be required to withhold with respect to such cash amount. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may permit the Participant to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

      6.6  PLAN AMENDMENT, TERMINATION AND SUSPENSION.

           (a) BOARD OR COMMITTEE AUTHORIZATION. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

           (b) STOCKHOLDER APPROVAL. Any amendment to this Plan shall be subject to stockholder approval to the extent then required under Sections 422 and 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board.

           (c) AMENDMENTS TO AWARDS. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan (including Section 6.2(c)), the Board or the Committee, by agreement or resolution, may waive conditions of or limitations on Awards to Eligible Persons that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect, in any manner materially adverse to the Employee Participant, his or her rights and benefits under an Award.

           (d) LIMITATIONS ON AMENDMENTS TO PLAN AND AWARDS. No amendment, suspension or termination of this Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change.
 Changes contemplated by Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

      6.7  PRIVILEGES OF STOCK OWNERSHIP.

           Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

      6.8  EFFECTIVE DATE OF THIS PLAN.

           The effective date of this Plan was March 4, 1994. Amendments effective April 8, 1997 were approved by the Board, subject to approval of stockholders, and did not adversely affect any award holder's rights or benefits under this Plan.

      6.9  TERM OF THIS PLAN.

           No Award shall be granted after March 3, 2004 (the "Termination Date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including its authority to amend an Award, shall continue during any suspension of this Plan and in respect of outstanding Awards on such Termination Date.

      6.10 GOVERNING LAW/CONSTRUCTION/SEVERABILITY.

           (a) CHOICE OF LAW. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Maryland.

           (b) SEVERABILITY. If any non-essential provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

           (c) PLAN CONSTRUCTION; BIFURCATION. Notwithstanding anything to the contrary in this Plan, the provisions of this Plan may at any time be bifurcated by the Board or the Committee in any manner so that certain provisions of any Award Agreement (or this Plan) intended (or required in order) to satisfy the applicable requirements of Rule 16b-3 or to qualify for exemption from the limit on deductibility under Section 162(m) (to the extent permitted thereby) are applicable only to persons subject to those provisions and to those Awards to those persons intended to satisfy the requirements of the applicable rule or rules thereunder.

      6.11 CAPTIONS.

           Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

      6.12 NON-EXCLUSIVITY OF PLAN.

           Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

VII.  DEFINITIONS.

      7.1  DEFINITIONS.

           (a) "Award" shall mean an award of any Option, SAR, Stock Unit, Restricted Stock, Stock Bonus, DER, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

           (b) "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

           (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

           (d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

           (e) "Beneficial Ownership" shall mean ownership of Equity Shares by a person who would be treated as an owner of such shares either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

           (f) "Beneficiary" shall mean the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

           (g)  "Board" shall mean the Board of Directors of the Corporation.

           (h)  "Change in Control Event" shall mean any of the following:

           (1) Approval by the stockholders of the Corporation of the dissolution or liquidation of the Corporation;

           (2) Approval by the stockholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries or other affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders or other affiliates of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization but including in such determination any securities of the other parties to such reorganization held by affiliates of the Corporation);

           (3) Approval by the stockholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary or other affiliate; or

           (4) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 20% of the combined voting power of the Corporation's then outstanding securities entitled to then vote generally in the election of directors of the Corporation.

           (i) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           (j)  "Commission" shall mean the Securities and Exchange
Commission.

           (k) "Committee" shall mean a committee appointed by the Board to administer this Plan, which committee shall be comprised of at least two Board members or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act, shall be a Disinterested Director.

           (l) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

           (m) "Company" shall mean, collectively, The Macerich Company and its Subsidiaries, and shall mean, individually, any one of them, as the context requires.

           (n) "Constructive Ownership" shall mean ownership of Equity Shares by a person who would be treated as an owner of such shares either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructive Owns" and "Constructively Owned" shall have correlative meanings.

           (o) "Corporation" shall mean The Macerich Company, a Maryland corporation, and its successors.

           (p) "Deferred Stock Award" shall mean a deferred payment award payable in Common Stock or cash or other consideration, as determined by the Committee, based on Stock Units credited to a Participant's Stock Unit Account.

           (q) "Disability" shall mean, in the case of an Incentive Stock Option, a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and, in the case of all other Awards, such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

           (r) "Disinterested Director" shall mean (unless the Board otherwise determines) a member of the Board who is a Non-Employee Director as defined in Rule 16b-3 and an "outside director" as defined in regulations under Section 162(m) of the Code, as each may be amended from time to time.

           (s) "Dividend Equivalent Right" shall mean a right authorized under Section 5.4 of this Plan.

           (t) "Eligible Person" shall mean an officer (whether or not an employee), an employee of the Company, a director of the Company or any other person (including a significant agent or consultant) who performs substantial services for the Company, all as determined by the Committee in its discretion, except as otherwise limited for purposes of Sections 5.2 and 5.3.

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           (u)  "Equity Shares" shall mean shares that are either Common
Stock or Preferred Stock.

           (v) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           (w) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

           (x) "Fair Market Value" on any date shall mean the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal securities exchange or market on which the stock is so listed, admitted to trade, or quoted on such date, or, if there is no trading of the stock on such date, then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; PROVIDED, HOWEVER, if the stock is not so listed, admitted or quoted, the Committee may designate such other exchange, market or source of data as it deems appropriate for determining such value for purposes of this Plan.

           (y) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code and which contains such provisions as are necessary to comply with that section.

           (z) "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Option and shall include any Option intended as an Incentive Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an Incentive Share Option under the Code.

           (aa) "Option" shall mean an option to purchase Common Stock under this Plan. The Committee shall designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.

           (bb) "Ownership Limit" shall mean 9.8% of the value of the outstanding Equity Shares of the Corporation.

           (cc) "Participant" shall mean an Eligible Person who has been granted an Award under this Plan.

           (dd) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

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           (ee) "Plan" shall mean The Macerich Company 1994 Stock Incentive
Plan, as amended, renamed and restated effective April 8, 1997.

           (ff) "Preferred Stock" shall mean the Preferred Stock of the Corporation.

           (gg) "Qualified Performance-Based Award" shall mean a performance-based award under this Plan that is intended to satisfy the requirements of Section 162(m) of the Code in respect of performance-based compensation, the payment of which is contingent upon attainment of performance objectives specified by the Committee in respect of the business criteria specified in Section 5.2, and the issuance or vesting of which may be subject to other restrictions or conditions.

           (hh) "Restricted Stock" shall mean shares of Common Stock awarded to a Participant pursuant to Article IV.

           (ii) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act as in effect on November 1, 1996, or any successor provision, as amended from time to time.

           (jj) "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

           (kk) "Section 162(m)" shall mean Section 162(m) of the Code and the regulations and interpretations of the Internal Revenue Service thereunder, as amended from time to time.

           (ll) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

           (mm) "Stock Appreciation Right" shall mean a right authorized under Article III of this Plan.

           (nn) "Stock Bonus" shall mean an Award of shares of Common Stock for no consideration other than past services (subject to Section 6.4) that includes such restrictions (if any) as the Committee may deem advisable to assure compliance with law or satisfaction of other conditions it may impose.

           (oo) "Stock Unit" shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock of the Company (subject to adjustment) solely for purposes of this Plan.

           (pp) "Stock Unit Account" shall mean the bookkeeping account maintained by the Company on behalf of each Participant which is credited with Stock Units in accordance with Section 5.3(c) and which is payable in cash, stock and/or other consideration as the Committee may determine.

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           (qq) "Subsidiary" shall mean The Macerich Partnership, L.P., a
Delaware limited partnership, The Macerich Management Company, The Macerich Property Management Company, both California corporations, or any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

           (rr) "Termination of Employment" shall mean any termination of the Participant's employment with the Company; if an entity ceases to be a Subsidiary, a Termination of Employment shall be deemed to have occurred with respect to each employee of such Subsidiary who does not continue as an employee of another entity owned, controlled by or under common control with the Company. The Committee may provide generally or on a case-by-case basis on such conditions as it deems appropriate that a Termination of Employment does not occur if a person's status as an employee terminates but his or her services continue as an officer or other person who would be eligible to participate in the Plan as an Other Eligible Person.

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                                                                     EXHIBIT A

                      PERFORMANCE-BASED BUSINESS CRITERIA


           FUNDS FROM OPERATIONS means Funds from Operations, as defined by The National Association of Real Estate Investment Trusts at the time of the grant of an Award, for the applicable period, as reflected in the Corporation's periodic financial reports for the period.

           STOCK APPRECIATION means an increase in the price or value of the Common Stock of the Corporation after the date of grant of an Award and during the applicable period.

           TOTAL STOCKHOLDER RETURN means the aggregate Common Stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period.

           OCCUPANCY GAINS means increases in the occupancy level (leased and occupied areas) of malls and freestanding store area (excluding Anchors) (owned at both the beginning and end of the applicable period) during the period, measured as a percentage of the gross leasable/occupiable area of such properties, as reported to the Committee for inclusion in the Corporation's reports to the SEC for the applicable period.

           EBITDA means earnings before interest, taxes, depreciation and amortization for the applicable period, as reflected in the Corporation's financial reports for the applicable period.

           OVERALL SQUARE FOOTAGE GROWTH means the increase, between the beginning and end of the applicable period, in the total square feet of gross leasable mall and free standing stores area (excluding Anchors), as reported to the Committee for inclusion in the Corporation's reports to the SEC for the applicable period.

           Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (GAAP) and all determinations shall be made in accordance with GAAP, as applied by the Corporation in the preparation of its periodic reports to stockholders.

                                       A-1